                                                                    EXHIBIT 99.1
                                                                    ------------


                         PROXY STATEMENT FOR THE 1998
                        ANNUAL MEETING OF SHAREHOLDERS

                                March 26, 1998



TO THE SHAREHOLDERS OF
CRESCENT BANKING COMPANY:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Crescent Banking Company (the "Company"), which will be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, Thursday, April 16, 1998 at 2:00 p.m. (the "Annual Meeting").

     At the Annual Meeting, you will be asked to consider and vote upon:

     (1) The election of two Class I directors to serve until the Annual Meeting in 2001 or until their successors are elected and qualified; and

     (2) A proposed amendment to and restatement of the Crescent Banking Company 1995 Stock Option Plan for Outside Directors; and

     (3) Such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

     We hope you can attend the Annual Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. Your completion of the proxy will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Annual Meeting, you may revoke your proxy and vote your shares in person. If you have any questions about the Proxy Statement, please let us hear from you.

                              Sincerely,



                              J. Donald Boggus, Jr.
                              President and CEO

                            CRESCENT BANKING COMPANY
                                251 HIGHWAY 515
                                JASPER, GA 30143

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 16, 1998

  TO THE SHAREHOLDERS OF CRESCENT BANKING COMPANY:

       NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Crescent Banking Company (the "Company") will be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, Thursday, April 16, 1998 at 2:00 p.m. (the "Annual Meeting"), for the following purposes:

       1. Elect Directors.  To elect two Class I directors to serve until the
          ----------------
          Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified.

       2. Plan Amendment.  To consider and vote upon a proposed amendment to and
          ---------------
          restatement of the Crescent Banking Company 1995 Stock Option Plan for Outside Directors.

       3. Other Business.  To act upon such other matters as may properly come
          ---------------
          before the meeting or any reconvened meeting following any adjournment thereof.

       Only shareholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                J. Donald Boggus, Jr.
                                President and CEO


  March 26, 1998

  PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          OF CRESCENT BANKING COMPANY
                      TO BE HELD THURSDAY, APRIL 16, 1998


                                  INTRODUCTION

  GENERAL

       This Proxy Statement is being furnished to the shareholders of Crescent Banking Company (the "Company") in connection with the solicitation by the Company of proxies for use at the 1998 Annual Meeting (the "Annual Meeting") of Shareholders of the Company to be held Thursday, April 16, 1998, and at any postponements or adjournments thereof. The Annual Meeting is being held to consider and vote upon (i) the election of two Class I directors to serve until the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified, (ii) a proposed amendment to and restatement of the Crescent Banking Company 1995 Stock Option Plan for Outside Directors, and
  (ii) such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

       This Proxy Statement is dated March 26, 1998 and is first being mailed to the shareholders of the Company on or about March 26, 1998. A copy of the Company's 1997 Annual Report to Shareholders accompanies this Proxy Statement. Shareholders of the Company may also receive, at no charge except the Company's cost of copying exhibits, a copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission by the Company for the year ended December 31, 1997, by making a written or oral request to J. Donald Boggus, Jr., President and CEO, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143, telephone (706) 692-2424.

             RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

       The Board of Directors of the Company has fixed the close of business on March 20, 1998 as the record date (the "Record Date") for the determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
  At the close of business on the Record Date, there were 861,354 shares of the $1.00 par value common stock of the Company ("Common Stock") issued and outstanding and held by approximately 598 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED IN THE PROXY, FOR THE AMENDMENT AND RESTATEMENT OF THE 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

       A shareholder who gives a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows:
  Crescent Banking Company, Post Office Box 668, Jasper, Georgia, 30143,
  Attention:  J. Donald Boggus, Jr., President and CEO.

  COST OF SOLICITATION OF PROXIES

       The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph.

  QUORUM AND VOTING REQUIREMENTS

       Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

       The vote required for the election of directors is a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present. The affirmative vote of the holders of a majority of the shares voted, in person or by proxy, at the Annual Meeting on the amendment and restatement of the 1995 Stock Option Plan for Outside Directors will constitute approval of the Restated DSOP, provided a quorum is present. Thus, with respect to both such proposals, (i) abstentions and broker "non-votes" will not be counted as part of the base number votes to be used in determining if the proposal has received the requisite number of base votes for approval, and (ii) an abstention or broker non-vote will have no effect, other than for the purpose of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

  ADJOURNMENT

       In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

  GENERAL

       The Board of Directors of the Company currently consists of six members divided into three classes, designated Class I, Class II, and Class III, each serving for a period of three years. The current members of the Company's Board of Directors are serving terms ending with the Company's annual meetings of shareholders 1998 (Class I), 1999 (Class II) and 2000 (Class III). One-third of the members of the Board of Directors are elected by the shareholders annually. The Annual Meeting is being held in part to elect two Class I directors of the Company to serve until the Company's Annual Meeting of Shareholders in 2001 or until their respective successors are elected and qualified.

       The directors whose terms will expire at the 1998 Annual Meeting are Charles Fendley and A. James Elliott. Messrs. Fendley and Elliott have been nominated by the Board of Directors to stand for reelection. If elected, Messrs. Fendley and Elliott will serve as Class I directors holding office until the Annual Meeting of Shareholders in 2001 and until their successors are elected and qualified. The following table sets forth as to each director or nominee his name; age at March 20, 1998; the date first elected as a director; a description of positions and offices with the Company (other than as a director), Crescent Bank and Trust Company (the "Bank"), and Crescent Mortgage Services, Inc. ("CMS"), if any; a brief description of principal occupation or occupations over at least the last five years; other business experience; the number of shares of Common Stock beneficially owned on March 20, 1998; and the percentage of the total shares of Common Stock outstanding on March 20, 1998 that such beneficial ownership represents. Messrs. Howell and Rast have served as directors of the Company since its organization, and as directors of the Bank from its organization until April 1995. Mr. Lowe has served as director of the Bank and of the Company since their respective organizations. Mr. Fendley, who has served as a director of the Bank since its organization, was elected to the Company's Board of Directors at the 1994 Annual Meeting. Mr. Howard has served as a director of the Bank and Company since the 1994 Annual Meeting. Mr. Elliott has served as a director of the Company since October 1996 and a director of the Bank since April 1995.


        Name; Age              Number and
        --------               ----------
    at March 20, 1998;        Percentage of              Principal Occupation
    -----------------         -------------              --------------------
    Date First Elected as       Shares (1)              and Business Experience
    ---------------------       ----------              -----------------------
        Director
        --------

        Nominees for Election to Class I Directors (Term Expiring 2001)
        ---------------------------------------------------------------

Charles R. Fendley      6,850    Mr. Fendley served as the Vice President of Jasper Yarn
Age 52                 (0.79%)   Processing, Inc., a textile business,
1994                             from 1972 until 1996, and a director of
                                 Oglethorpe Power Corporation since 1993. Since
                                 August 1996, Mr. Fendley has served as a
                                 mortgage officer of Crescent Bank and Trust
                                 Company. Mr. Fendley has served as Secretary of
                                 the Company since May, 1995.


A. James Elliott       10.270    Mr. Elliott served as a partner with Alston &
Age 56                 (1.19%)   Bird, LLP for thirty years upon leaving in
1995                             1994. After leaving Alston & Bird, LLP in 1994,
                                 he joined Emory University Law School as the
                                 Associate Dean. Mr. Elliott has served as a
                                 director of the Bank since April 1995 and as
                                 its Chairman since April 1996. Mr. Elliott has
                                 served on the Board of Directors of the Company
                                 since October 1996.


               Incumbent Class II Directors (Term Expiring 1999)
               -------------------------------------------------

L. Edmund Rast         11,600    Mr. Rast began his career with the
Age 82                 (1.34%)   Southern Bell Telephone Company in
1991                             1937 and served in various
                                 capacities before leaving Southern
                                 Bell as President and Chief
                                 Executive Officer in 1981. Mr. Rast
                                 then joined Audichron Co., an
                                 Atlanta electronics company, as
                                 Chairman and Chief Executive
                                 Officer in 1983 and remained with
                                 Audichron until his retirement in
                                 1984. Mr. Rast previously served as
                                 Chairman of the Board of the Bank
                                 until April 1995 when Mr. Rast
                                 retired from the Bank's Board. Mr.
                                 Rast also served as Chairman of the
                                 Board of the Company since its
                                 organization until May 1995.



Harry C. Howard        15,400    Mr. Howard was a partner in the
Age 68                 (1.79%)   Atlanta law firm of King & Spalding
1994                             from 1960 through 1992 and is
                                 presently a retired partner of such
                                 firm. Mr. Howard served as Chairman
                                 of the Board of the Bank from April
                                 1995 to April 1996.


               Incumbent Class III Directors (Term Expiring 2000)
               --------------------------------------------------

Arthur Howell              20,998 (2)        Mr. Howell was a partner in the
Age 78                     (2.43%)           Atlanta law firm of Alston & Bird,
1991                                         LLP from 1945 through August 1988,
                                             and is currently of counsel with
                                             that firm. He is the President and
                                             a director of Summit Industries,
                                             Inc., a family-owned consumer
                                             products company, and is a director
                                             of the Enterprise Group of Funds.
                                             Mr. Howell has served as Chairman
                                             of the Company's Board since May
                                             1995. Mr. Howell had previously
                                             served as Secretary of the Company.
                                             Mr. Howell retired from the Bank's
                                             Board in April 1995.


Michael W. Lowe           108,177            Mr. Lowe founded Jasper Jeep Sales,
Age 50                    (12.54%)           Inc., in 1976 and has served as its
1991                                         Chief Executive Officer since that
                                             time.

  ________________________________________
  (1) Information relating to beneficial ownership of Company Common Stock is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
  (2) Includes 1,185 shares held by Mr. Howell's wife, as to which shares Mr. Howell disclaims beneficial ownership.
  (3) Includes 13,200 shares held as custodian for Mr. Lowe's children and 2,500 shares held by his wife.

  RECOMMENDATION AND REQUIRED VOTE

       A plurality of the votes cast by the shares entitled to vote on this proposal at the Annual Meeting, at which a quorum is present, is required for the election of each of the nominees listed above. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO NOMINEES LISTED ABOVE. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice in their proxies.

                                  PROPOSAL TWO
                        AMENDMENT AND RESTATEMENT OF THE
                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

       The Company currently maintains the Crescent Banking Company 1995 Stock Option Plan for Outside Directors (the "Current DSOP"). The Board of Directors has adopted, subject to approval thereof by the shareholders at the Annual Meeting, an amendment and restatement of the Current DSOP, as described below (the "Restated DSOP", together with the Current DSOP, the "Plan"). If approved by the shareholders at the Annual Meeting, the Restated DSOP will be effective as of as of its adoption by the shareholders.

       A summary of the Restated DSOP is set forth below. The summary is qualified in its entirety by reference to the full text of the Restated DSOP, which is attached to this Proxy Statement as Appendix A.

  GENERAL

       The purpose of the Plan is to advance the interests of the Company by encouraging ownership of Common Stock by non-employee directors, thereby giving such directors an increased incentive to devote their efforts to the success of the Company. Awards are granted under the Plan in addition to cash fees to non-employee directors.

  SUMMARY OF PROPOSED AMENDMENTS

       The Current DSOP is proposed to be amended by (i) changing the name of the Plan to the Crescent Banking Company Amended and Restated Stock Option Plan for Outside Directors, (ii) increasing the number of shares available for the grant of options under the Plan from 25,000 to 49,000, (iii) extending the term of the Plan by three years to 2003, (iv) changing in the 1998 annual grant of options from a grant of 200 shares at $16.00 per share to a grant of 2,000 shares at 105% of the fair market value of the Company's common stock on the date immediately following the 1998 Annual Meeting, (v) granting the Board of Directors of the Company the authority to administer and interpret the Plan, and (vi) amending the amendment provisions of the Current DSOP to eliminate certain obsolete requirements stemming from former versions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  ELIGIBILITY

       Each member of the Company's or the Bank's Board of Directors who is not a current employee of the Company or the Bank (an "Outside Director") is and will be a participant in the Plan.

  ADMINISTRATION

       Grants of awards under the Plan are automatic. The plan is intended to be a "formula plan" for purposes of Section 16(b) of the Exchange Act. However, the Board of Directors of the Company will have authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

  SHARES SUBJECT TO PLAN

       Shares subject to the Plan may be authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. The total remaining number of shares of Common Stock for which options may be granted under the Current DSOP is 12,200 shares. Under the Restated DSOP, that number would be increased so that the total number of shares of Common Stock for which options may be granted under the Plan (including options previously granted under the Current DSOP) will be 49,000 shares, subject to adjustment in accordance with the plan. In the event that any outstanding option for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to an award of options under the Restated DSOP.

  TERMS AND CONDITIONS OF OPTIONS

       Options granted pursuant to the Plan are and will be subject to the following terms and conditions:

       Grant of Options. Each person who was an Outside Director both on November 2, 1988 (the date of incorporation of the Bank) and on March 16, 1995 (a total of eight persons) was granted as of March 16, 1995 an option to purchase 1,000 shares of the Company's Common Stock, subject to adjustment as provided in the Current DSOP. Pursuant to this provision, 8,000 options were granted to Outside Directors as of March 16, 1995. On the day following each subsequent annual meeting of the Company's shareholders, beginning with the 1995 annual meeting and extending though the 2003 annual meeting, but excluding the 1998 annual meeting, each Outside Director who was or is serving in such capacity as of such date (whether or not serving as an Outside Director on November 2, 1988) was and will be granted an option to purchase 200 shares of Common Stock. On the day following the 1998 annual meeting, each Outside Director who is serving in such capacity as of such date will be granted an option to purchase 2,000 shares of Common Stock (the "1998 Options"). Appropriate pro-rata grants will be made if at any time there are insufficient shares under the Plan to make the full scheduled grants.

       Option Terms. The option price for each option granted under the Restated DSOP other than the 1998 Options is $16.00 per share. The option price for the 1998 Options will be 105% of the fair market value of the Company's common stock on the day after the Annual Meeting. The option price is payable in full upon the exercise of an option in cash or by check. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In no event may shares of Common Stock be used as payment of the exercise price of the option.

       Each option granted under the Plan will, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided in the Plan. Each option granted under the Plan will be exercisable, in whole or in part, six months and one day after the date of grant.

       No option will be assignable or transferable by the grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the grantee, the option will be exercisable only by the grantee.

       The Plan provides for appropriate adjustments in the options in the event of certain recapitalizations involving the Common Stock and for the assumption or substitution of the options by a surviving Company in certain business combinations or reorganizations.

       Effect of Termination of Directorship or Death. Upon termination of any grantee's membership on the Board of Directors of the Company or the Bank for any reason other than for cause or death, the options held by the grantee under the Plan will continue uninterrupted until the date of expiration of the options as provided by the Plan. If the grantee's membership on the Board of Directors is terminated for cause, all options granted to such grantee will expire upon such termination. In the event of the death of a grantee, the grantee's personal representatives, heirs or legatees may exercise the options held by the grantee on the date of death, within one year after the grantee's death and in any event prior to the date on which the options expire as provided by the Plan.

  TERMINATION AND AMENDMENT

       The Plan will terminate immediately after the grant of options in connection with the 2003 annual meeting, but the Board of Directors may terminate the Plan at any earlier time. The Board of Directors may amend the Plan; provided, however, that without the approval of the shareholders, no such amendment may change the maximum number of shares of Common Stock as to which options may be granted under the Plan (except by operation of the adjustment provisions of the plan); the date on which the Plan will terminate; the number of shares of Common Stock subject to each option; the option price; or the provisions relating to the determination of persons to whom options may be granted.

  NO RIGHTS AS SHAREHOLDER

       Neither the grantee nor the grantee's successors will have rights as a shareholder of the Company with respect to shares of Common Stock covered by the grantee's option until the grantee or the grantee's successors become the holder of record of such shares.

  FEDERAL INCOME TAX EFFECTS

       The options granted under the Plan are and will be non-qualified stock options. Under present federal income tax laws, there will be no federal income tax consequences to either the Company or the grantee upon the grant of options under the Plan. However, the grantee will realize ordinary income on the exercise of an option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The grantee will have a tax basis in such shares equal to the fair market value of the Common Stock on the date of grant, and any subsequent gain or loss realized upon the subsequent disposition by the grantee of the Common Stock will constitute capital gain or loss, which will be taxed at a rate depending on the grantee's holding period.

  RESTRICTIONS ON RESALE

       If a grantee has ceased to be an "affiliate" of the Company, he may resell the Common Stock acquired under the Plan without compliance with the requirements of Rule 144. Otherwise, resales of Common Stock acquired under the Plan may be sold only in compliance with all of the provisions of Rule 144, other than the one-year holding period requirement, or pursuant to a separate registration for the sale of such shares. In general, under Rule 144, an "affiliate" (which term includes directors of the Company and persons whose shares are aggregated with such affiliate) is entitled to sell within any three-month period a number of shares (including shares received other than pursuant to the Plan) that does not exceed the greater of one percent of the then-outstanding shares of the Company's Common Stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the sale.

  BENEFITS TO OUTSIDE DIRECTORS

       Only Outside Directors are entitled to participate in the Plan (currently 12 persons). The following table shows the benefits that will accrue under the Plan, for each year that it is in effect, to the persons and groups indicated.

-----------------------------------------------------------------------------
 NAME AND POSITION               DOLLAR VALUE ($)          NO. OF OPTIONS
 -----------------               ----------------          --------------
-----------------------------------------------------------------------------

All Outside Directors,
 as a Group (12 persons)              (1)                    2,400 (2)

                                                            24,000 (3)
-----------------------------------------------------------------------------

  _________________________________
  (1) On a per share basis, this amount will be equal to the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price of the option. The Board of Directors believes the fair market value of the Common Stock on March 1, 1998 was $16.25, based on the completion at about that time of an offering to purchase up to 135,000 shares from existing shareholders at $16.25 per share.
  (2) Number of options to be granted in any one year other than 1998 while the Plan is in effect, assuming there are 12 Outside Directors in such year.
  (3) Number of options to be granted in 1998, assuming there are 12 Outside Directors in such year.

  RECOMMENDATION AND REQUIRED VOTE

       The affirmative vote of the holders of a majority of the shares voted, in person or by proxy, at the Annual Meeting on this proposal will constitute approval of the Restated DSOP, provided a quorum is present. If not so approved by the shareholders, the Current DSOP, and all options granted thereunder, will continue as in effect prior to such amendments.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice in their proxies.

                             ADDITIONAL INFORMATION

  COMPENSATION OF DIRECTORS AND ATTENDANCE AT MEETINGS

       Members of the Board of Directors each received a $4000 retainer fee for their service on the Company's Board of Directors. Beginning in 1995, non-employee directors of the Company and the Bank received stock options pursuant to the 1995 Stock Option Plan for Outside Directors. Each Outside Director who serves in such capacity as of the day following the annual meeting of the Company's shareholders is granted an option to purchase 200 shares of Common Stock. The plan covers 25,000 shares of which 12,800 have been granted. If the amendment and restatement of the 1995 Stock Option Plan for Outside Directors is approved at the Annual Meeting (see Proposal Two, above), the aggregate number of shares available under such plan will be increased to 49,000 and the 1998 grant will be for 2,000 per participant rather than 200. The Board of Directors held five meetings during 1997. Each director of the Company during 1997 who is a nominee for reelection attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he serves.

  COMMITTEES OF THE BOARD OF DIRECTORS

       The Bank's Board of Directors maintains standing Executive, Audit, Mortgage Banking, Loan and Investment Committees. The Company's Board of Directors presently has only a standing Stock Option Committee, which is composed of Messrs. Howell (Chairman), Lowe and Rast. The Company's Board of Directors performs the function of a Nominating Committee. The Board will consider nominees for director recommended by a shareholder entitled to vote in the election of directors, provided that written notice of the shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Company, in the case of an annual meeting of shareholder, no later than 90 days prior to the close of business on the 10th day following the date on which notice of the meeting at which the election is to take place is first given to shareholders. The notice shall set forth:
  (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a statement that the shareholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) such information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (d) the consent of each nominee to serve as a director of the Company if so elected.

       The Audit Committee of the Board of Directors of the Bank is composed of Messrs. Harry Howard (Chairman), Charles Wynne, and Charles Fendley. The Audit Committee has the responsibility of reviewing the

  Bank's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It recommends to the Board of Directors of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management's response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The Audit Committee held four meetings during the year ended December 31, 1997.

       While the Company does not have a standing compensation committee, the Board of Directors reviews and approves the compensation of executive officers of the Bank. All officers of the Company are compensated by the Bank.

  OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table reflects the number of shares of Common Stock beneficially owned by (i) each of the directors, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all of the directors and executive officers of the Company as a group including the name and address of the only persons known by the Company to beneficially own more than 5% of the Common Stock as of March 20, 1998, together with the number of shares and percentage of outstanding shares beneficially owned. Management of the Company is informed that all such shares were held individually by each such shareholder with sole voting and investment power, except as noted herein.

  NAME AND ADDRESS        AMOUNT AND NATURE OF               PERCENT OF CLASS
 OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)


Michael W. Lowe, Director              108,177 (2)                     12.54%
Fox Run
Jasper, GA 30143

Charles R. Fendley, Secretary            6,850                          0.79%
165 Town Creek Trail
Jasper, GA 30143

Arthur Howell, Chairman                 20,998 (3)                      1.79%
200 Larkspur Lane
Highlands, NC 28741

Harry C. Howard, Director               15,400                          1.79%
191 PEACHTREE STREET
SUITE 4900
ATLANTA, GA 30303-1763

Robert C. KenKnight, Executive Officer  11,480                          1.32%
2043 Woodland Way
Dunwoody, GA 30338

L. Edmund Rast, Director                11,600                          1.34%
4434 Harris Valley Road
Atlanta, GA 30327

J. Donald Boggus, Jr., President/CEO    14,748 (4)                      1.70%
281 Happy Talk Trail
Jasper, GA 30143

James D. Boggus, Sr.                    46,384 (5)                      5.38%
948 Happy Talk Trail
Jasper, GA 30143

A. James Elliott, Director              10,270                          1.19%
732 Big Canoe
Big Canoe, GA 30143

Michael P. Leddy, Senior Officer           -0-                             0%
4698 East Conway Drive
Atlanta, GA 30327

All current directors and executive
officer as a group (9 persons)         245,907 (6)                     27.77%

  ________________________________________
  (1)  Information relating to beneficial ownership of Common Stock is based upon information furnished by each person using "beneficial ownership"
       concepts as set forth in the rules of the Securities and Exchange
       Commission.  Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or
       "investment power," which includes the power to dispose of or direct the disposition of such security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest.
       Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
  (2)  Includes 13,200 shares held as custodian for Mr. Lowe's children and
       2,500 shares held by his wife.
  (3)  Includes 1,000 shares held by Mr. Howell's wife, as to which shares Mr.
       Howell disclaims beneficial ownership.
  (4)  Includes 6,000 shares subject to stock options currently exercisable or within 60 days and 363 shares held by Mr. Boggus' wife.
  (5)  Includes 600 shares held by Mr. Boggus' wife.

  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

       Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's chief executive officer and other executive officers who make in excess of $100,000 per year (collectively, the "named executive officers").

       The table below sets forth-certain elements of compensation for the named executive officers of the Company or the Bank for the periods indicated.


                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                            ANNUAL COMPENSATION                     COMPENSATION
                                    ---------------------------------         ---------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                                                 SECURITIES        ALL
                                                                                    RESTRICTED   UNDERLYING       OTHER
NAME AND PRINCIPAL                                                OTHER ANNUAL      STOCK        OPTIONS/     COMPENSATION
POSITION                       YEAR      SALARY ($)  BONUS ($)    COMPENSATION($)   AWARDS(1)    SARS (#)         ($)(2)
--------                       ----     ----------   --------     --------------    -----------  ---------      ----------
----------------------------------------------------------------------------------------------------------------------
 J. DONALD BOGGUS, JR.          1997    $ 70,000    $10,000                -           -             -          $ 7,202
 President and Chief            1996      65,000      6,500                -           -             -            4,361
 Executive Officer of the       1995      50,000      5,000                -           -             -               87
 Company and the Bank
 ----------------------------------------------------------------------------------------------------------------------
 ROBERT C. KENKNIGHT            1997    $278,086          -                -       1,939             -          $12,373
 Executive Vice President       1996     322,286          -                -           -         2,500            9,050
 of the Bank; President         1995     283,364          -                -           -             -            5,064
 of the Bank's Mortgage
 Division
 ----------------------------------------------------------------------------------------------------------------------
 MICHAEL P. LEDDY               1997    $163,348    $25,000                -           -             -          $ 7,042
 Senior Vice President of       1996     125,000     25,000                -           -         1,500            5,008
 the Bank in Charge of          1995     112,500      9,000                -           -         5,000              864
 Secondary Mortgage
 Marketing
 ----------------------------------------------------------------------------------------------------------------------

  ________________________________________
  (1) Mr. KenKnight was granted 1,939 shares of restricted stock on March 1, 1997, pursuant to his employment agreement, based on a percentage of the total added value of the Bank's mortgage division and CMS. Such shares vest as to 20% per year from the date of grant. As of December 31, 1997, Mr. KenKnight was the only person holding restricted stock of the Company. On such date, his 1,939 shares of restricted stock were valued at $31,672.
  (2) Other compensation represents insurance premiums paid by the Company on group term life insurance in excess of $50,000 and car allowance.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

       No stock options or stock appreciation rights ("SARs") were granted to the named executive officers in 1997.

                    Aggregated Option/SAR Exercises in 1997
                      AND 1997 YEAR-END OPTION/SAR VALUES

       The following table shows stock options exercised by the named executive officers during 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Common Stock. No SARs were outstanding in 1997.


-------------------------------------------------------------------------------------------------------------
                                                                    NUMBER OF
                                                                   SECURITIES       VALUE OF UNEXERCISED
                                                                   UNDERLYING           IN-THE-MONEY
                                                                   UNEXERCISED        OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT        FY-END ($)
                                                                     FY-END (#)
                            SHARES ACQUIRED
                                 ON            VALUE REALIZED        EXERCISABLE(E)/    EXERCISABLE(E)/
NAME                           EXERCISE (#)           ($)            UNEXERCISABLE(U)   UNEXERCISABLE(U)
-------------------------------------------------------------------------------------------------------------
 J. Donald Boggus, Jr.                      0         N/A                    6,000(E)      $29,000 (E)
                                                                              -0- (U)           $0 (U)
-------------------------------------------------------------------------------------------------------------
 Robert C. KenKnight                        0         N/A                    6,666(E)      $23,331 (E)
                                                                             5,834(U)      $17,919 (U)
-------------------------------------------------------------------------------------------------------------
 Michael P. Leddy                           0         N/A                     -0- (E)           $0 (E)
                                                                            6,500 (U)      $12,500 (U)
-------------------------------------------------------------------------------------------------------------
 A. James Elliott                           0         N/A                     600 (E)            $0(E)
                                                                              -0- (U)            $0(U)
-------------------------------------------------------------------------------------------------------------
 Charles R. Fendley                         0         N/A                    1,600(E)            $0(E)
                                                                              -0- (U)            $0(U)
-------------------------------------------------------------------------------------------------------------
 Harry C. Howard                            0         N/A                     600 (E)            $0(E)
                                                                              -0- (U)            $0(U)
-------------------------------------------------------------------------------------------------------------
 Arthur Howell                              0         N/A                    1,600(E)            $0(E)
                                                                              -0- (U)            $0(U)
-------------------------------------------------------------------------------------------------------------
 Michael W. Lowe                            0         N/A                    1,600(E)            $0(E)
                                                                              -0- (U)            $0(U)
-------------------------------------------------------------------------------------------------------------
 L. Edmund Rast                             0         N/A                    1,600(E)            $0(E)
                                                                              -0- (U)            $0(U)
-------------------------------------------------------------------------------------------------------------

  EXECUTIVE EMPLOYMENT AGREEMENT

       Robert C. KenKnight, the President of CMS and Executive Vice President of the Bank, has entered into an employment agreement with the Company. In addition to Mr. KenKnight's salary, he is entitled to incentive compensation in the form of cash and shares of restricted stock based on a percentage of the total added value of the Bank's mortgage division and CMS. In the event the Bank or the Company is acquired and Mr. KenKnight's employment is terminated as a result of such acquisition, the employment agreement authorizes a severance payment approximately equal to 12 months of annual compensation in effect at such time plus any accrued incentive compensation.

  CERTAIN TRANSACTIONS

       Directors and executive officers of the Company and the Bank and certain business organizations and individuals associated with such persons have been customers of and have had banking transactions with the Bank in the ordinary course of business. Such transactions include loans, commitments, lines of credit, and letters of credit. Such transactions were made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present other unfavorable features. Additional transactions with such persons and businesses are anticipated in the future.

       The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its and the Company's directors, nominees for director, executive officers, five percent shareholders, and their associates. All loans included in such transactions have been made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other features unfavorable to the Bank. At December 31, 1997, the amount of credit extended to directors, executive officers, principal shareholders and their associates was approximately $1,865,699, or 20.9% of the Company's consolidated shareholders equity.

  INFORMATION CONCERNING THE COMPANY'S INDEPENDENT AUDITOR

       The certified public accounting public firm of Mauldin & Jenkins was the independent auditor for the Company during the year ended December 31, 1997. Representatives of Mauldin & Jenkins are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors of the Company currently intends to approve the engagement of Mauldin & Jenkins as its independent auditors for the fiscal year ending December 31, 1998.

       During the two most recent fiscal years and through the date hereof, the Company has not consulted with Mauldin & Jenkins on items which (i) were or should have been subject to SAS 50 or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor as (described in Regulation S-B, Item 304 (a)(2)).

  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Company the copies of all 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than ten percent beneficial owners were complied with by such persons.

                                 OTHER BUSINESS

       Management of the Company does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

              SHAREHOLDER'S PROPOSALS FOR THE 1999 ANNUAL MEETING

       Proposals from Shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company on or before November 26, 1998 to be eligible for inclusion in the Company's Proxy Statement and Proxy related to that meeting.

                                                                    APPENDIX A

                            CRESCENT BANKING COMPANY
          AMENDED AND RESTATED STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
          ------------------------------------------------------------


     1.  Purpose.  The purpose of the Crescent Banking Company Amended and
         -------
Restated Stock Option Plan for Outside Directors (the "Plan") is to advance the interests of Crescent Banking Company (the "Company") by encouraging ownership of the Company's $1.00 par value common stock (the "Common Stock") by non-employee directors of the Company and its wholly-owned subsidiary, Crescent Bank and Trust Company (the "Bank"), thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

     2.  Administration.  Grants of options under the Plan are automatic.  This
         --------------
Plan is intended to be a "formula plan" for purposes of Section 16(b)of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Board of Directors of the Company has authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

     3.  Eligibility.  Except as provided otherwise in this Paragraph 3, options
         -----------
under the Plan shall be granted in accordance with Paragraph 5 to each member of the Board of Directors of the Company or the Bank who is not an employee of the Company or the Bank (an "Outside Director"); provided that shares of the Company's Common Stock remain available for grant hereunder in accordance with Paragraph 4. An Outside Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

     4.  Shares Subject to Plan.  The shares subject to the Plan shall be
         ----------------------
authorized but unissued or reacquired shares of the Company's Common Stock. Subject to adjustment in accordance with the provisions of Paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 49,000 (including options granted under the Plan since its inception in 1995) and the adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 49,000 authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

     5.  Terms and Conditions of Options.  Options granted pursuant to the Plan
         -------------------------------
shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

     (a)  Grant.  Each person who was an Outside Director both on November 2,
          -----
1988 (the date of incorporation of the Bank) and on March 16, 1995 was granted as of March 16, 1995 an option to purchase 1,000 shares of the Company's Common Stock, subject to adjustment as provided in Section 6. On the day following each subsequent annual meeting of the Company's shareholders ("Annual Meeting"), beginning with the 1995 Annual Meeting and extending though the 2003 Annual Meeting, but excluding the 1998 Annual Meeting, each Outside Director who was or is serving in such capacity as of such date (whether or not serving as an Outside Director on November 2, 1988) was and shall be granted an option to purchase 200 shares of Common Stock, subject to adjustment pursuant to Section
6. On the day following the 1998 Annual Meeting, each Outside Director who is serving in such capacity as of such date (whether or not serving as an Outside Director on November 2, 1988) shall be granted an option to purchase 2,000 shares of Common Stock, subject to adjustment pursuant to Section 6 (the "1998 Options"). Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

     If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Outside Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Outside Director shall receive an option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Outside Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

     If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was an Outside Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Outside Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Outside Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Outside Director's additional option plus any prior Reduced Grant to the Continuing Outside Director on the applicable Grant Date shall not exceed 200 shares of Common Stock (subject to adjustment pursuant to paragraph 6). If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.

     (b)  Option Price.  The option price for each option granted under the Plan
          ------------
other than the 1998 Options shall be $16.00 per share. The option price for the 1998 Options shall be 105% of the Fair Market Value of the Common Stock on the Grant Date. For purposes of this Plan, "Fair Market Value" means the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board of Directors determines in good faith to be reasonable.

     (c)  Medium and Time of Payment.  The option price shall be payable in full
          --------------------------
upon the exercise of an option in cash or by check. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In no event may shares of Common Stock be used as payment of the exercise price of the option.

     (d)  Term.  Each option granted under the Plan shall, to the extent not
          ----
previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

     (e)  Exercisability.  Each option granted under the Plan shall be
          --------------
exercisable, in whole or in part, six (6) months and one (1) day after the date of grant.

     (f)  Method of Exercise.  All options granted under the Plan shall be
          ------------------
exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business. Except in the case of a "cashless exercise" through a broker, such written notice shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. In the case of a "cashless exercise," payment in full of the option price for the shares for which such option is being exercised shall be paid in cash by the broker from the sale proceeds. The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under the Plan.

     (g)  Effect of Termination of Directorship or Death.
          -----------------------------------------------

          (i)  Termination of Directorship.  Upon termination of any Grantee's
               ---------------------------
     membership on the Board of Directors of the Company or the Bank for any reason other than for cause or death, the options held by the Grantee under the Plan shall continue uninterrupted until the date of expiration of the options as provided by Paragraph 5(d) of the Plan. Any such exercise shall be subject to the terms and conditions of the Plan. If the Grantee's membership on the Board of Directors is terminated for cause, all options granted to such Grantee shall expire upon such termination.

                                     -A-2-

          (ii)  Death.  In the event of the death of a Grantee, the Grantee's
                -----
     personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Paragraph 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

     (h)  Nonassignability of Option Rights.  No option shall be assignable or
          ---------------------------------
transferable by the Grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

     (i)  Rights as Shareholder.  Neither the Grantee nor the Grantee's
          ---------------------
Successors shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares.

     (j)  No Options after a Certain Time.  No options shall be granted after
          -------------------------------
the Grant Date which falls on the day immediately following the 2003 Annual Meeting.

     6.  Adjustments.
         -----------

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be automatically and appropriately adjusted, including the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

     (b) In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash other otherwise; or
(iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan. If there is no surviving corporation, all outstanding options shall expire.

     7.  Effective Date and Termination of Plan.
         --------------------------------------

     (a)  Effective Date.  The Plan first became effective on March 16, 1995.
          --------------
The amendments effected in the Amended and Restated Plan shall become effective on April 1, 1998, subject to approval of the Amended and Restated Plan by the shareholders of the Company at the 1998 Annual Meeting. If the Amended and Restated Plan is not so approved, the Plan shall continue as in effect prior to such amendments.

     (b)  Termination.  The Plan shall terminate immediately after the final
          -----------
grant of options as provided in Section 5(j), but the Board of Directors may terminate the Plan at any time prior to such date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the affected Grantee shall so consent.

     8.  No Obligation to Exercise Option.  The granting of an option shall
         --------------------------------
impose no obligation upon the Grantee to exercise such option.

     9.  Amendment.  The Board of Directors of the Company by majority vote may
         ---------
amend the Plan; provided, however, that without the approval of the shareholders of the Company, no such amendment shall change:

                                     -A-3-

     (a) The maximum number of shares of Common Stock as to which options may be granted under the Plan (except by operation of the adjustment provisions of the Plan); or

     (b) The date on which the Plan will terminate as provided by Paragraph 7(b) of the Plan; or

     (c)  The number of shares of Common Stock subject to each option; or

     (d)  The option price as provided under Paragraph 5(b) of the Plan; or

     (e) The provisions of Paragraph 3 of the Plan relating to the determination of persons to whom options may be granted.

     Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee's rights under any option theretofore granted to such Grantee.

                                     -A-4-

  REVOCABLE PROXY

                            CRESCENT BANKING COMPANY
           REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 1998

  The undersigned hereby appoints J. Donald Boggus, Jr. and Arthur Howell, or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held THURSDAY, APRIL 16, 1998, at 2:00 p.m., local time, at Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, and at any postponement or adjournment thereof (the "Annual Meeting").

  SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENTS AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED SAID PROXIES WILL VOTE FOR APPROVAL OF THE PROPOSAL.

  The Board of Directors recommends a Vote "For" the following proposal:

  1. ELECTION OF DIRECTORS: Authority for the election of Charles Fendley and A. James Elliott as Class I directors each to serve until the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified.

  FOR _____                        WITHHOLD AUTHORITY _____
  both nominees listed above       to vote for nominees
  (except as marked to             written below.
  the contrary below)

  _____________________________________________________________________


  The Board of Directors recommends a Vote "For" the following proposal:

  2. AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN: Authority to approve the Amended and Restated Stock Option Plan for Outside Directors, as described under Proposal Two.

  FOR _____           AGAINST _____



  Please sign exactly as name appears on the label below. When shares are held by joint tenants both should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  COMMON SHARES:                      DATED:  ________________, 1998

  ACCOUNT NUMBER:


  ___________________________________
  Signature


  ___________________________________
  Signature if held jointly

  PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

  THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.